Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 25, 2026, with respect to the consolidated financial statements of Central Bancompany, Inc., incorporated herein by reference.

Kansas City, Missouri
May 5, 2026